UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 13, 2016 (September 9, 2016)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 9, 2016, Christopher B. Curtis notified the Board of Directors (the “Board”) of Kimball Electronics, Inc. (the “Company”) of his resignation from the Company’s Board effective immediately. Mr. Curtis was elected to the Board in November 2014 after the spin-off of the Company from its former parent. At the time of his resignation, Mr. Curtis also served as a member of the Compensation and Governance Committee. Mr. Curtis indicated his decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
The Company’s press release announcing Mr. Curtis’s resignation is attached on Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated September 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: September 13, 2016

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 12, 2016